Exhibit 99.2

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,

v.

R&G FINANCIAL CORPORATION,

Defendant.

CONSENT OF R&G FINANCIAL CORPORATION

1. Defendant R&G Financial Corporation (“R&G Financial”) waives service of a summons and the complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over it and over the subject matter of this action.

2. Without admitting or denying the allegations of the complaint (except as to personal and subject matter jurisdiction, which R&G Financial admits), R&G Financial hereby consents to the entry of the final judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which, among other things, permanently restrains and enjoins R&G Financial from violations of Sections 10(b), 13(a), 13(b) (2) (A) and 13(b) (2) (B) of the Securities Exchange Act of 1934 (“Exchange Act”) [15 U.S.C. §§ 78j(b), 78m(a), 78m(b) (2) (A) and 78m(b) (2) (B)] and Rules l0b-5, 12b-20, 13a-1 and 13a-13 [I7 C.F.R. §§ 240.10b-5, 240.12b-20, 240.13a-1 and 240.13a-l3], promulgated thereunder.

3. R&G Financial waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

4. R&G Financial waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.

5. R&G Financial enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce R&G Financial to enter into this Consent.

6. R&G Financial agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

7. R&G Financial will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

8. R&G Financial waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to R&G Financial of its terms and conditions. R&G Financial further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that R&G Financial has received and read a copy of the Final Judgment.

9. Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against R&G Financial in this civil proceeding. R&G Financial acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. R&G Financial waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. R&G Financial further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences for the company under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, R&G Financial understands that it shall not be permitted to contest the factual allegations of the complaint in this action.

10. R&G Financial understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings.” 17 C.F.R. § 202.5. In compliance with this policy, R&G Financial agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; and (ii) that upon the filing of this Consent, R&G Financial hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint. If R&G Financial breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects R&G Financial’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

11. R&G Financial hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by R&G Financial to defend against this action. For these purposes, R&G Financial agrees that R&G Financial is not the prevailing party in this action since the parties have reached a good faith settlement.

12. In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, R&G Financial (i) agrees to use its best efforts to encourage its officers, directors and employees to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints R&G Financial’s undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses R&G Financial’s travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over R&G Financial in any United States District Court for purposes of enforcing any such subpoena.

13. R&G Financial agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

14. R&G Financial agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Dated: January 25, 2008

R&G Financial Corporation

	By:	/s/ Rolando Rodríguez Mancebo
	Name:	Rolando Rodríguez Mancebo
	Title:	President & CEO
Address:

Affidavit No. 440

On January 25, 2008, Rolando Rodríguez Mancebo, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of R&G Financial Corporation as its President & CEO.

/s/ Maria Cristina Mena Irizarry
Notary Public
Commission expires: N/A
[Seal of Maria Cristina Mena Irizarry]

Approved as to form:

/s/ Steven R. Peikin
Steven R. Peikin
Sullivan & Cromwell LLP
Attorney for Defendant
R&G Financial Corporation

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